FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com
Wright Medical Group, Inc. Reports 2013 Third Quarter Financial Results

Global Foot and Ankle Net Sales Increase 21% As Reported and 22% Constant Currency

Third Quarter Sales from Continuing Operations Increase 13% As Reported and 14% Constant Currency

ARLINGTON, Tenn. - November 4, 2013 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its third quarter ended September 30, 2013. As a result of the previously announced agreement to sell the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is now reported as discontinued operations.

Net sales from continuing operations totaled $57.6 million during the third quarter ended September 30, 2013, representing a 13% increase as reported and 14% increase on a constant currency basis compared to the third quarter of 2012.

Robert Palmisano, president and chief executive officer, stated, “Our third quarter results again demonstrated the growth potential of the go forward business with sales from continuing operations and global foot and ankle increasing 14% and 22%, respectively, on a constant currency basis. Notably, we were able to accelerate our growth rate in our U.S. foot and ankle business despite the ongoing transition activities as a result of the MicroPort transaction.”

Palmisano continued, “We were pleased to see another quarter of strong international growth with positive progress in market development in several key countries. In addition, our recent agreement to acquire Biotech International represents another important step in the transformation of our business to a dedicated Extremities-Biologics company exclusively focused on extending our leadership position in this fast growing and underpenetrated market and is an important addition from which our international business can continue to grow.”

The Company also reported that on October 31, 2013 it was notified by the FDA that the agency has elected to convene a Dispute Resolution Panel to consider the scientific issues in dispute before making a decision on the Company’s request that FDA withdraw its August 6, 2013 not approvable letter for Augment® Bone Graft. Palmisano commented, “We appreciate the FDA’s willingness to grant our request to convene a Dispute Resolution Panel in connection with our appeal of the not approvable decision for Augment Bone Graft. We look forward to working with the FDA to schedule the panel meeting as soon as possible.”

Net loss from continuing operations for the third quarter of 2013 totaled $124.5 million or ($2.68) per diluted share, compared to a net loss of $4.1 million or ($0.11) per diluted share in the third quarter of 2012.

Net loss from continuing operations for the third quarter of 2013 included the after-tax effects of a $137.9 million net non-cash charge associated with the write-down to fair value of assets and liabilities associated with the BioMimetic acquisition, and a $3.2 million charge associated with noncancelable inventory purchase commitments, following the receipt of the not approvable letter from the FDA associated with the PMA application for Augment® Bone Graft, $11.2 million of transition costs associated with the sale of the OrthoRecon business, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized loss of $2.0 million related to mark-to-market adjustments on derivatives, $1.6 million of costs associated with the acquisitions of BioMimetic and Biotech International, and $0.7 million of charges associated with distributor conversions and non-competes. Net loss for the third quarter of 2012 included the after-tax effects of $2.7 million of charges related to the write-off of deferred financing costs associated with the Company's Senior Credit Facility and 2014 Convertible Notes, an unrealized gain of $2.3 million related to mark-to-market adjustments on derivatives, a $1.8 million loss on the termination of an interest rate swap, $1.2 million of charges associated with distributor conversions and non-competes, and $0.7 million of non-cash interest expense related to the 2017 Convertible Notes.

The Company's third quarter 2013 net loss from continuing operations, as adjusted for the above items, was $8.2 million in 2013, a decline from a net loss of $1.6 million in 2012, while diluted loss per share, as adjusted, decreased to ($0.18) in the third quarter of 2013 from ($0.04) in the third quarter of 2012. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $292.4 million as of the end of the third quarter of 2013, a decrease of $40.6 million compared to the end of the fourth quarter of 2012, which was driven by the closing of the BioMimetic transaction and expenses associated with the MicroPort transaction. Net cash provided by operating activities was neutral, which combined with capital expenditures of $12.8 million, resulted in free cash outflow of $12.8 million in the third quarter of 2013 compared to free cash flow of $11.9 million in the third quarter of 2012.

Palmisano concluded, “During the fourth quarter, we look forward to closing the transactions with MicroPort and Biotech and exiting the year as a high-growth, pure play Extremities and Biologics company. We will continue to focus on accelerating growth opportunities in this area, including increasing U.S. foot and ankle sales productivity and extending the global reach and penetration of our products in key international markets.”

Outlook

The Company is narrowing its previous guidance range of $235 million to $240 million and now anticipates net sales from continuing operations, or Extremity and Biologics revenue, for 2013 of approximately $237 million to $240 million, which anticipates some potential minor, short-term dis-synergies due to the previously announced transaction with MicroPort.

The Company continues to anticipate adjusted earnings per share from continuing operations, including stock-based compensation, to be in the range of $(0.55) to $(0.59) per diluted share, based on approximately 45.3 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.14 per diluted share for the full-year 2013. The Company's earnings target excludes non-compete and transition costs associated with converting a major portion of independent foot and ankle territories to direct; possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the contingent value rights (CVRs) and other adjustments to assets and liabilities associated with its BioMimetic acquisition, and non-cash mark-

to-market derivative adjustments. Further, this earnings target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, adjusted earnings per share from continuing operations, and non-cash stock-based compensation charges are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 800-591-6942 (U.S.) / 617-614-4909 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through November 11, 2013. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 61829040. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a global orthopaedic company that provides solutions that enable clinicians to alleviate pain and restore their patients' lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, restructuring charges, gains or losses on the sale of assets, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, and transaction and transition costs, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

###

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management's current knowledge, assumptions, beliefs, estimates, and expectations and express management's current view of future performance, results, and trends. Forward-looking statements may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The reader should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements are discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and as may be supplemented in our Quarterly Reports on Form 10-Q). By way of example and without implied limitation, such risks and uncertainties include: failure to realize the anticipated benefits of the Biotech International acquisition in whole or in part, unexpected liabilities and/or erroneous financial estimates and projections for the acquired business, and failure of the announced transaction to close; failure to realize the anticipated financial and other benefits from the acquisition of BioMimetic Therapeutics, Inc. or a delay in realization thereof; failure to obtain, or a delay in obtaining, FDA approval of Augment Bone Graft, or a material limitation on the scope of such approval; lower than anticipated market acceptance of, or annual market demand for, Augment Bone Graft; failure to obtain necessary approvals, or other intervening events, which could delay or prevent the previously announced sale of our hip/knee business from closing; future actions of the United States Attorney's office, the FDA, the Department of Health and Human Services or other U.S. or foreign government authorities, including those resulting from increased scrutiny under the Foreign Corrupt Practices Act and similar laws, that could delay, limit or suspend our development, manufacturing, commercialization and sale of products, or result in seizures, injunctions, monetary sanctions or criminal or civil liabilities; failure to obtain the FDA or other regulatory clearances needed to market and sell our products; any actual or alleged breach of the Corporate Integrity Agreement to which we are subject through September 2015 which could expose us to significant liability including exclusion from Medicare, Medicaid and other federal healthcare programs, potential criminal prosecution, and civil and criminal fines or penalties; adverse outcomes in existing product liability litigation; new product liability claims; inadequate insurance coverage; the possibility of private securities litigation or shareholder derivative suits; demand for and market acceptance of our new and existing products; potentially burdensome tax measures; recently enacted healthcare laws and changes in product reimbursement which could generate downward pressure on our product pricing; lack of suitable business development opportunities; inability to capitalize on business development opportunities; product quality or patient safety issues; challenges to our intellectual property rights; geographic and product mix impact on our sales; our inability to retain key sales representatives, independent distributors and other personnel or to attract new talent; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; inability to realize the anticipated benefits of restructuring initiatives; negative impact of the commercial and credit environment on us, our customers and our suppliers; and the potentially negative effect of our ongoing compliance enhancements on our relationships with customers and our ability to deliver timely and effective medical education, clinical studies, and new products.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net sales	$57,641	$50,888	$174,506	$155,725
Cost of sales	14,037	11,704	42,298	34,917
Gross profit	43,604	39,184	132,208	120,808
Operating expenses:
Selling, general and administrative	63,054	36,730	164,306	107,139
Research and development	5,518	3,428	14,893	10,279
Amortization of intangible assets	1,342	1,289	5,726	2,926
BioMimetic impairment charges	206,249	—	206,249	—
Restructuring charges	—	—	—	431
Total operating expenses	276,163	41,447	391,174	120,775
Operating (loss) income	(232,559)	(2,263)	(258,966)	33
Interest expense, net	4,044	2,509	11,979	6,203
Other expense (income), net	(64,019)	1,895	(65,291)	1,561
Income (loss) from continuing operations before income taxes	(172,584)	(6,667)	(205,654)	(7,731)
Benefit for income taxes	(48,084)	(2,579)	(60,697)	(2,700)
Net loss from continuing operations	$(124,500)	$(4,088)	$(144,957)	$(5,031)
(Loss) income from discontinued operations, net of tax	(5,520)	(1,251)	6,041	4,963
Net loss	$(130,020)	$(5,339)	$(138,916)	$(68)

Net loss from continuing operations per share, basic	$(2.68)	$(0.11)	$(3.24)	$(0.13)
Net (loss) income from discontinued operations per share, basic	$(0.12)	$(0.03)	$0.14	$0.13
(Loss) earnings per share - basic	$(2.80)	$(0.14)	$(3.11)	$—

Net loss from continuing operations per share, diluted	$(2.68)	$(0.11)	$(3.24)	$(0.13)
Net (loss) income from discontinued operations per share, diluted	$(0.12)	$(0.03)	$0.14	$0.13
(Loss) earnings per share - diluted	$(2.80)	$(0.14)	$(3.11)	$—

Weighted-average number of shares outstanding-basic	46,418	38,907	44,721	38,706
Weighted-average number of shares outstanding-diluted	46,418	38,907	44,721	38,706

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	September 30, 2012	% change	September 30, 2013	September 30, 2012	% change
Geographic
Domestic	$42,998	$39,808	8.0%	$128,399	$121,451	5.7%
International	14,643	11,080	32.2%	46,107	34,274	34.5%
Total net sales	$57,641	$50,888	13.3%	$174,506	$155,725	12.1%

	Three Months Ended			Nine Months Ended
	September 30, 2013	September 30, 2012	% change	September 30, 2013	September 30, 2012	% change
Product Line
Foot and Ankle	35,233	29,030	21.4%	107,626	87,537	22.9%
Upper Extremity	5,933	6,207	(4.4%)	18,082	19,101	(5.3%)
Biologics	15,184	14,614	3.9%	43,932	45,255	(2.9%)
Other	1,291	1,037	24.5%	4,866	3,832	27.0%
Total Sales	$57,641	$50,888	13.3%	$174,506	$155,725	12.1%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Third Quarter 2013 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	17%	45%	42%	22%	21%
Upper Extremity	(1%)	(7%)	(13%)	(2%)	(4%)
Biologics	(6%)	45%	38%	5%	4%
Other	(24%)	48%	49%	24%	25%
Total Sales	8%	36%	32%	14%	13%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Sales as a % of Total Sales
	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
	Domestic	International	Total	Domestic	International	Total
Product Line
Foot and Ankle	48%	13%	61%	47%	14%	62%
Upper Extremity	7%	3%	10%	7%	3%	10%
Biologics	19%	8%	26%	18%	7%	25%
Other	0%	2%	2%	1%	2%	3%
Total Sales	75%	25%	100%	74%	26%	100%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$14,643	$57,641	$46,107	$174,506
Currency impact as compared to prior period	459	459	905	905
Net sales, excluding the impact of foreign currency	$15,102	$58,100	$47,012	$175,411

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012 (1)	September 30, 2013	September 30, 2012 (1)
Operating Income from Continued Operations
Operating (loss) income, as reported	$(232,559)	$(2,263)	$(258,966)	$33
Reconciling items impacting Gross Profit:
Inventory step-up amortization	197	48	499	144
BioMimetic inventory write-down	979	—	979	—
Total	1,176	48	1,478	144
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	112	416	803	624
Transition costs - OrthoRecon divestiture	11,244	—	13,867	—
Due diligence, transaction and transition costs - BioMimetic & Biotech (2)	1,680	—	10,623	—
Total	13,036	416	25,293	624
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	625	764	2,172	1,134
Other Reconciling Items:
BioMimetic impairment charges	206,249	—	206,249	—
Restructuring charges	—	—	—	430
Operating (loss) income, as adjusted	$(11,473)	$(1,035)	$(23,774)	$2,365
Operating (loss) income, as adjusted, as a percentage of net sales	(19.9)%	(2.0)%	(13.6)%	1.5%
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) For the nine months ended September 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012 (1)	September 30, 2013	September 30, 2012 (1)
Net Income
Loss from continuing operations before taxes, as reported	$(172,584)	$(6,667)	$(205,654)	$(7,731)
Pre-tax impact of reconciling items:
Restructuring charges	—	—	—	430
Inventory step-up amortization	197	48	499	144
Distributor conversion and non-competes	737	1,180	2,975	1,758
Non-cash interest expense on 2017 Convertible Notes	2,187	687	6,456	687
Derivatives mark-to-market adjustment	2,000	(2,330)	3,000	(2,330)
Loss on interest rate swap termination	—	1,769	—	1,769
Transition costs - OrthoRecon divestiture	11,244	—	13,867	—
Due diligence, transaction and transition costs - BioMimetic & Biotech (2)	1,680	—	10,623	—
BioMimetic impairment and other charges and CVR mark-to-market adjustments	141,081	—	146,921	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	2,721	—	2,721
Gain on previously held investment in BioMimetic	—	—	(7,798)	—
Loss from continuing operations before taxes, as adjusted	(13,458)	(2,592)	(29,111)	(2,552)
Benefit for income taxes, as reported	$(48,084)	$(2,579)	$(60,697)	$(2,700)
Restructuring charges	—	—	—	164
Inventory step-up amortization	74	19	192	56
Distributor conversion and non-competes	278	461	1,152	691
Non-cash interest expense on 2017 Convertible Notes	868	268	2,541	268
Derivatives mark-to-market adjustment	781	(910)	1,181	(910)
Loss on interest rate swap termination	—	691	—	691
Transition costs - OrthoRecon divestiture	4,392	—	5,417	—
Due diligence, transaction and transition costs - BioMimetic &Biotech	468	—	2,471	—
BioMimetic impairment and other charges and CVR mark-to-market adjustments	35,973	—	35,973	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	$—	$1,063	$—	$1,063
Benefit for income taxes, as adjusted	$(5,250)	$(987)	$(11,770)	$(677)
Effective tax rate, as adjusted	39.0%	38.1%	40.4%	26.5%
Net loss from continuing operations, as adjusted	$(8,208)	$(1,605)	$(17,341)	$(1,875)
Net (loss) income from discontinued operations, as reported	$(5,520)	$(1,251)	$6,041	$4,963
Reconciling items related to discontinued operations, net of tax (3)	$3,737	$1,949	$(4,797)	$5,532
Net (loss) income, as adjusted	$(9,991)	$(907)	$(16,097)	$8,620
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

(2) For the nine months ended September 30, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(3) For the three month periods ended September 30, 2013 and 2012, amounts include the after tax impacts of $0.5 million and
$1.7 million of U.S. governmental inquiries and DPA costs, $0.3 million and $0.4 million of amortization of distributor non-
competes, $5.2 million and $0 of transaction costs associated with the OrthoRecon divestiture, respectively. For the nine month periods ended September 30, 2013 and 2012, amounts include $2.3 million and $6.6 million of U.S. governmental inquiries and DPA costs, $1.1 million and $0.6 million of amortization of distributor non-competes, $7.9 million and $0 of transaction costs associated with the OrthoRecon divestiture, a gain of $19.4 million and $0 for estimated product liability insurance recoveries, and $0 and $1.2 million of restructuring charges, respectively.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Three Months Ended
	September 30, 2013		September 30, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net loss from continuing operations	$(124,500)	$(8,208)	$(4,088)	$(1,605)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net loss from continuing operations	$(124,500)	$(8,208)	$(4,088)	$(1,605)
Diluted net (loss) income from discontinued operations	(5,520)	(1,783)	(1,251)	698
Diluted net loss	(130,020)	(9,991)	(5,339)	(907)

Basic shares	46,418	46,418	38,907	38,907
Dilutive effect of stock options and restricted shares	N/A	N/A	NA	N/A
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	46,418	46,418	38,907	38,907

Net loss from continuing operations per share, diluted	$(2.68)	$(0.18)	$(0.11)	$(0.04)
Net (loss) income from discontinued operations per share, diluted	$(0.12)	$(0.04)	$(0.03)	$0.02
Net loss per share, diluted	$(2.80)	$(0.22)	$(0.14)	$(0.02)
_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

	Nine Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2012 (1)
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net loss from continuing operations	$(144,957)	$(17,341)	$(5,031)	$(1,875)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Diluted net loss from continuing operations	$(144,957)	$(17,341)	$(5,031)	$(1,875)
Diluted net income from discontinued operations	6,041	1,244	4,963	10,495
Diluted net (loss) income	(138,916)	(16,097)	(68)	8,620

Basic shares	44,721	44,721	38,706	38,706
Dilutive effect of stock options and restricted shares	N/A	N/A	NA	N/A
Dilutive effect of convertible notes	N/A	N/A	N/A	N/A
Diluted shares	44,721	44,721	38,706	38,706

Net loss from continuing operations per share, diluted	$(3.24)	$(0.39)	$(0.13)	$(0.05)
Net income from discontinued operations per share, diluted	$0.14	$0.03	$0.13	$0.27
Net (loss) income per share, diluted	$(3.11)	$(0.36)	$—	$0.22

_______________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012 (1)	September 30, 2013	September 30, 2012 (1)
Net Income per Diluted Share
Net loss from continuing operations, as reported, per diluted share	$(2.68)	$(0.11)	$(3.24)	$(0.13)
Interest expense on convertible notes	N/A	N/A	N/A	N/A
Effect of convertible notes on diluted shares	N/A	N/A	N/A	N/A
Inventory step-up amortization	0.00	0.00	0.01	0.00
Distributor conversion and non-competes	0.01	0.02	0.04	0.03
Non-cash interest expense on 2017 Convertible Notes	0.03	0.01	0.09	0.01
Derivatives mark-to-market adjustment	0.03	(0.04)	0.04	(0.04)
Loss on interest rate swap termination	—	0.03	—	0.03
BioMimetic impairment and other charges and CVR mark-to-market adjustments	2.25	—	2.47	—
Write-off of deferred financing fees associated with Senior Credit Facility and 2014 Convertible Notes	—	0.04	—	0.04
Transition costs - OrthoRecon divestiture	0.15	—	0.19	—
Due diligence, transaction and transition costs - BioMimetic & Biotech	0.03	—	0.18	—
Gain on previously held investment in BioMimetic	—	—	(0.17)	—
Net loss from continuing operations, as adjusted, per diluted share (2)	$(0.18)	$(0.04)	$(0.39)	$(0.05)
___________________________
(1) Beginning in 2013, we do not adjust reported earnings for non-cash stock-based compensation expense in calculating adjusted earnings. 2012 adjusted earnings have been recast to reflect this change.
(2) Reconciling items may not add to total net income, as adjusted, per diluted share due to rounding differences.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net cash provided by operating activities	$(34)	$16,639	$5,721	$57,752
Capital expenditures	(12,777)	(4,718)	(22,512)	(13,291)
Free cash flow	$(12,811)	$11,921	$(16,791)	$44,461

Wright Medical Group, Inc.
Discontinued Operations Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2013	September 30, 2012	% change	September 30, 2013	September 30, 2012	% change
Product Line
Hips	$26,151	$33,048	(20.9%)	$94,347	$114,621	(17.7%)
Knees	22,130	25,657	(13.7%)	76,543	86,928	(11.9%)
Other	706	770	(8.3%)	2,363	3,025	(21.9%)
Total Sales	$48,987	$59,475	(17.6%)	$173,253	$204,574	(15.3%)

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$272,793	$320,360
Marketable securities	6,387	12,646
Accounts receivable, net	36,304	31,202
Inventories	62,002	57,458
Prepaid expenses and other current assets	92,700	63,995
Current assets held for sale	149,574	166,484
Total current assets	619,760	652,145

Property, plant and equipment, net	50,838	41,482
Goodwill and intangible assets, net	84,641	51,098
Marketable securities	13,202	—
Other assets	161,705	78,998
Other assets held for sale	128,480	129,730
Total assets	$1,058,626	$953,453

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,523	$4,676
Accrued expenses and other current liabilities	64,305	38,763
Current portion of long-term obligations	57	—
Current liabilities held for sale	41,908	32,993
Total current liabilities	116,793	76,432
Long-term obligations	264,952	258,485
Other liabilities	110,601	93,064
Other liabilities held for sale	3,071	2,031
Total liabilities	495,417	430,012

Stockholders' equity	563,209	523,441
Total liabilities and stockholders' equity	$1,058,626	$953,453